UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-196 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 10, 2012, GlyEco Acquisition Corp. #4, Inc. an Arizona corporation and wholly-owned subsidiary of GlyEco, Inc. (the “Subsidiary”) and GlyEco, Inc. (“the Company”) entered into a transaction (the “Transaction”) with Full Circle Manufacturing Group, Inc., a New Jersey corporation (“Full Circle”), and with Joseph A. Ioia, sole shareholder of Full Circle and Metrolube and sole member of NY Terminals (“Ioia”), respectively.

Full Circle operates a business located in Elizabeth, New Jersey, relating to processing recyclable glycol streams, antifreeze, and selling glycol as remanufactured product.  It is one of the largest glycol recyclers in North America. NY Terminals owns the real property at which Full Circle operates its business (the “Premises”), and Metrolube supplies Full Circle with a substantial amount of recyclable glycol feedstock, which it obtains through various by-product handling arrangements.

The Transaction is comprised of multiple agreements entered into among the individual parties.  The agreements include a Manufacturing and Distribution Agreement (the “M&D Agreement”) by and between the Subsidiary and Full Circle, and an Assignment of Intellectual Property (the “IP Assignment”) by and between the Company and Ioia.

Pursuant to the M&D Agreement, Full Circle agrees to perform the manufacturing and distribution services relating to its glycol recycling business, utilizing the IP (as defined below) acquired by the Subsidiary and including the equipment and Premises leased by the Subsidiary, to exclusively produce remanufactured glycol for the benefit of the Subsidiary.  Furthermore, to ensure the continued profitability of the business, Metrolube has agreed in the M&D Agreement to provide the Subsidiary with all of the recyclable glycol feedstock that it obtains through its by-product handling arrangements.

Pursuant to the IP Assignment, Ioia sold to the Subsidiary the worldwide right, title, and interest in the exclusive glycol remanufacturing process (the “IP”) used by Full Circle in consideration for $2,000,000 provided by the Company.  Furthermore, the Subsidiary licensed the IP to Ioia, and Ioia sub-licensed the IP to Full Circle for the purpose of executing the M&D Agreement described above.

The foregoing description of the IP Assignment is qualified in its entirety by reference to the Assignment of Intellectual Property, a copy of which is filed as an exhibit to this Form 8-K and is incorporated by reference herein.

As additional consideration to Ioia, the Company has issued 3,000,000 unregistered shares of the Company’s common stock, par value $0.0001.  The Company entered into an Escrow Agreement with Ioia by which an escrow agent will hold 1,000,000 of those shares in escrow to secure performance under the Transaction.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 2.01 of this Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Description of Exhibit:

2.1 (1)	Assignment of Intellectual Property, dated December 10, 2012, by and among Joseph A. Ioia and GlyEco Acquisition Corp. #4, Inc.

(1) Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: December 12, 2012	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)